

<ARTICLE>                     5
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-START>                                 JAN-01-2000
<PERIOD-END>                                   SEP-30-2000
<CASH>                                         0
<SECURITIES>                                   0
<RECEIVABLES>                                  0
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0
<PP&E>                                         0
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 0
<CURRENT-LIABILITIES>                          0
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     0
<TOTAL-LIABILITY-AND-EQUITY>                   0
<SALES>                                        0
<TOTAL-REVENUES>                               24,183  <F1>
<CGS>                                          0
<TOTAL-COSTS>                                  0
<OTHER-EXPENSES>                               24,183
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                0
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            0
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   0
<EPS-BASIC>                                    0       <F2>
<EPS-DILUTED>                                  0       <F2>

<F1>  The only revenue and expense associated with the trust pertains to dividends received and paid out. All dividends received are in turn paid out, accounting for net income of zero ($0).
<F2>  Earnings per share is not applicable as net income is zero ($0).





